EXHIBIT 10.30

Non-Executive Director’s Agreement

INNOVATION BEVERAGE GROUP LTD

ACN 625 701 420

and
The Non-Executive Director

NON-EXECUTIVE DIRECTOR’S AGREEMENT

Dated 15 February 2024

Parties

1.	INNOVATION BEVERAGE GROUP LTD ACN 625 701 420 of 29 Anvil Road, Seven Hills NSW 2147 (Company); and

2.	Daniel Joseph Lanskey (Non-Executive Director).

Background

A.	The Company is a public company under the Corporations Act 2001.

B.	The Non-Executive Director is or will become a non-executive director of the Company appointed in accordance with the Company’s Constitution.

C.	The Non-Executive Director acknowledges his or her duties under the Company’s Constitution, the Corporations Act 2001 and at common law to act with due care and diligence, in good faith in best interests of the company as a whole and for a proper purpose.

General Terms

1.	Non-Executive Director’s Duties and Obligations

1.1	Duties and Responsibilities

Without limiting the Non-Executive Director’s duties and obligations under the Corporations Act, the Company’s Constitution and at common law, the Non-Executive Director acknowledges and agrees to:

(a)	act in good faith and in the best interests of the Company, and for a proper purpose;

(b)	act with due care and diligence in exercising powers and discharging duties;

(c)	not place themselves in a position where there is a conflict between duties to the Company and personal interests or a duty owed to a third party;

(d)	refrain from making improper use of information acquired through their office, or take improper advantage (or otherwise making improper use) of their office, or gain an advantage for themself or someone else, or cause detriment to the Company;

(e)	maintain the confidentiality of confidential information of the Company;

(f)	prevent insolvent trading by the Company;

(g)	take all reasonable steps to ensure that the Company complies with its financial and other reporting obligations under the Corporations Act; and

(h)	perform any other duties that the Board may reasonably assign from time to time consistent with the Non-Executive Director’s office.

1.2	Participation

The Non-Executive Director is expected to participate as a member of the Board in:

(a)	constructively challenging and helping to develop proposals on strategy;

(b)	setting values and standards for the Company and establishing systems for communication and monitoring;

(c)	scrutinising the performance of management in meeting agreed goals and objectives, monitoring the reporting of performance and ensuring that the necessary financial and human resources are in place to enable the Company to meet those goals and objectives;

(d)	satisfying themself as to the adequacy and integrity of financial and other reporting to the Board and shareholders and that there are adequate systems of internal control, and familiarising themself with and monitoring the Company’s financial performance and position;

(e)	taking a lead role in appointing and, where necessary, removing senior management, and in succession planning, and determining appropriate remuneration levels for members of the senior management team; and

(f)	satisfying themself that systems for identification and management of material business risks are robust, appropriate and operating effectively.

1.3	Board Meetings

Board meetings of the Company will be held on a regular basis throughout the year, as determined by the Board. The Board may also meet when necessary at other times to consider significant matters as they arise (for example, if the Company is engaged in acquisitions, investments or other corporate transactions). It is expected that the Non- Executive Director will:

(a)	attend the meetings of the Board in person, or failing that, participate by electronic or other means, unless prevented by illness or other good cause;

(b)	attend the annual general meeting of the Company unless their absence has been authorised by the Board;

(c)	devote such time as is appropriate to prepare ahead of each meeting; and

(d)	bring an independent judgement to bear in decision-making.

2.	Term and Vacation

2.1	Term

The Non-Executive Director will:

(a)	hold its office in accordance with the Company’s Constitution as varied from time to time and the Corporations Act 2001 (Cth).

(b)	remain a director of the Company until they have either resigned or are removed from the office of director, or their office as a director of the Company otherwise becomes vacant, in the circumstances referred to in the Company’s Constitution.

2.2	Vacation

The Non-Executive Director may resign from the office of director by providing notice in writing to the Board. Upon resignation or removal from office as a director of the Company, the Non-Executive Director will automatically be taken to have resigned and will be removed as a director of the Company and any subsidiaries.

3.	Intellectual Property

(a)	Subject to clause 3(b), any Intellectual Property subsisting in a Deliverable or otherwise arising from performance under the Agreement will be owned by the Company (‘Developed IP’).

(b)	Nothing in this agreement affects the Non-Executive Director’s rights in relation to:

(i)	existing Intellectual Property created before the date of this agreement; or

(ii)	Intellectual Property created independently of this agreement,

but the Non-Executive Director grants the Company the unrestricted right to exercise Pre-Existing Rights to enable the Company to enjoy the full benefit of ownership of the Developed IP.

(c)	The Non-Executive Director assigns to the Company all rights, title and interests in Developed IP.

(d)	The Company is authorised throughout the Term to make public its association with the Non-Executive Director and to use its name in association with the promotion of its businesses and services, provided that any such use is factual and accurate.

4.	Fees and Expenses

4.1	Fees

(a)	The Company will pay the Non-Executive Director a fixed fee of $75,000.00 AUD per annum, paid monthly. The Non-Executive Director fee will be differed till the time of IPO. The Company agrees to provide reasonable compensation to the Non- Executive Director as agreed between the parties, for any special projects in which the Non-Executive Director may be engaged to perform from time to time.

(b)	In Addition to the fees described above, a one off signing bonus of $7500 AUD will be paid within seven days of signing this agreement.

(c)	In addition to the fees described above, the Non-Executive Director will be entitled to receive up to 65,000 warrants at $3.78 AUD per share, the terms of which shall be described in a separate agreement.

4.2	Expenses

The Company will reimburse the Non-Executive Director for all reasonable travel expenses incurred in connection with attendance at such meetings of the Board, in accordance with the Company’s expense reimbursement policy as is in effect from time to time.

5.	Indemnity

The Company agrees to indemnity the Non-Executive Director to the maximum extent extended to directors of the Company generally, as outlined in the Company’s articles of incorporation and bylaws and any director and officer insurance the Company may have and maintain from time to time.

6.	Confidential information

The Non-Executive Director must:

(a)	(use): use Company Confidential Information solely for the purposes of performing its obligations and exercising its rights under this agreement (‘permitted purposes’);

(b)	(confidential disclosure): disclose Company Confidential Information on an expressly confidential basis and be responsible for the compliance of any person to whom it discloses such information with this clause 6;

(c)	(written permission): not disclose Company Confidential Information unless with the prior written permission of the Company, or as required by law;

(d)	(notice): if required by law to disclose Company Confidential Information, give the Company the earliest practicable advance written notice of the required disclosure, unless prevented from doing so by the relevant law; and

(e)	(security): protect Company Confidential Information from unauthorised access or disclosure by using at least the degree of care it uses to protect its own confidential information, but no less than a reasonable degree of care.

7.	Warranties

The Non-Executive Director warrants that:

(a)	Except as specifically authorised by the Board, the Non-Executive Director has no personal authority to commit the Company or to enter into any legally binding obligation on behalf of the Company or to exercise any powers of the Company.

(b)	All necessary information will be provided to the Company to enable the Company to comply with statutory requirements, including in respect of its register of directors.

(c)	In the event of the Company’s listing on a Securities Exchange, the Non-Executive Director will:

(i)	comply with their obligations and responsibilities as a director of a company admitted to trading on a Securities Exchange, in particular Listing Rules and the provisions of the Corporations Act relating to insider trading and market misconduct;

(ii)	provide all necessary information to enable the Company to comply with reporting requirements and the Listing Rules, on an initial, ongoing and final basis; and

(iii)	comply with the Company’s rules relating to share dealings by directors and their families and procure compliance, so far as they are able, by your spouse and any other persons affected.

8.	Disputes

8.1	Disputes

Any party claiming that a dispute has arisen under or in relation to this agreement must give notice to the other party in writing, setting out the circumstances giving rise to the dispute.

8.2	Negotiation

After notice of a dispute has been given, the Representatives of each party will use their reasonable endeavours to resolve the dispute by good faith negotiations on a without prejudice basis.

8.3	Dispute Resolution

If the Representatives have not resolved the dispute within 14 days of notification, the parties may pursue other forms of dispute resolution. Nothing in this agreement prevents a party from commencing court proceedings to seek urgent interim or interlocutory relief at any time.

9.	Liability

9.1	Confidentiality, infringement and fraud

Nothing in this agreement excludes or limits the liability of a party (whether in contract, tort including negligence or otherwise) in relation to:

(a)	liability arising from breach of obligations of confidence;

(b)	warranties provided under this Agreement; or

(c)	fraud.

9.2	Excluded liability

Subject to clause 9.1 (Confidentiality, infringement and fraud) neither party will be liable (whether in contract, tort including negligence or otherwise) for:

(a)	loss of profits, business, revenue, goodwill, opportunity or anticipated savings; or

(b)	for any form of indirect or consequential loss or damage.

10.	Termination

10.1	Termination for Insolvency

Either party may terminate this agreement by notice in writing to the other party if the other party becomes Insolvent.

10.2	Termination for cause by the Company

The Company may terminate this agreement by giving the Non-Executive Director written notice if the Non-Executive Director commits a material breach of this agreement and:

(a)	the breach is not capable of remedy; or

(b)	the breach is capable of being remedied, but is not remedied within 7 days of the Non-Executive Director being notified of the breach by the Company.

10.3	Termination for convenience

(a)	The Company may terminate this agreement without cause by giving the Non- Executive Director at least 1 Business Days’ notice in writing.

(b)	the Non-Executive Director may terminate this agreement without cause by giving the Company 7 Business Days’ notice in writing.

10.4	Consequences of termination

On termination or expiry of this agreement, the Non-Executive Director must return any Company property provided to the Non-Executive Director in connection with this agreement, and deliver any Deliverable which is fully or partially complete.

10.5	Survival of clauses

Clause 3 (Intellectual Property), clause 6 (Confidential Information), clause 9 (Liability), clause 10.4 (Consequences of termination), clause 12 (Governing law), clause 13 (General) and clause 14 (Interpretation) any other clause which by its nature is intended to survive termination or expiry of this agreement survives termination or expiry of this agreement.

11.	Notices

11.1	Form of notices

Any notice, approval, consent or other communication required by this agreement must be in writing and:

(a)	marked for the attention of the Representative of the party to whom the communication is addressed identified in the Details: and

(b)	left at or sent by prepaid ordinary post or be sent by email to the Non-Executive Director.

11.2	Effect of notice

A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

11.3	Notices sent by post in Australia

If posted in Australia, a letter is taken to be received on the sixth day after posting.

11.4	Email

If sent by email, a notice is taken to be received:

(a)	at the time shown in the delivery confirmation report received by the sender at the time that the email was delivered to the addressee, unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee; or

(b)	four hours after the time sent (as recorded on the device from which the sender sent to the email) unless the sender receives an automated message that the email has not been delivered.

11.5	Notices after hours or on weekends

If the time of delivery, receipt or transmission of a notice is not on a business day or is after 5.00pm on a business day, the notice is taken to be received at 9.00am on the next business day.

12.	Governing law

This agreement is governed by the law of New South Wales, Australia. Each party submits to the non-exclusive jurisdiction of the courts of that place.

13.	General

13.1	Assignment

The Non-Executive Director may not assign or novate its rights and obligations under this agreement without the written consent of Company.

13.2	Waiver

A party’s rights under this agreement can only be waived by that party in writing.

13.3	Variation

This agreement may not be varied except in writing signed by both parties.

13.4	Discretion in exercising rights

A party may exercise a right, remedy or power in any way it considers appropriate.

13.5	Exercise of rights

If a party does not exercise a right, remedy or power at any time, this does not mean that party cannot exercise it later.

13.6	Remedies cumulative

A party’s rights, remedies and powers under this agreement are in addition to any rights,

remedies and powers provided by law.

13.7	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the agreement.

13.8	Entire agreement

This agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

14.	Interpretation

14.1	Definitions

These meanings apply, unless the contrary intention appears:

Board means the board of directors of the Company.

Business Day is a day which is not Saturday, Sunday or a public holiday in Sydney.

Company Confidential Information means all information relating to the Company’ or its Clients disclosed by or on behalf of the Company to the Non-Executive Director, or learnt by the Non-Executive Director in connection with this agreement, before, on or after the date of this agreement, but does not include information:

(a)	which is in or becomes part of the public domain other than through breach of this agreement or an obligation of confidence owed to the Company;

(b)	which the Non-Executive Director can prove by contemporaneous written documentation was already known to it at the time the information was disclosed to it by or on behalf of the Company, unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality; or

(c)	which the Non-Executive Director acquires from a source other than the Company who is entitled to disclose it.

Deliverable means anything required to be developed, or otherwise developed, including advices, plans, reports, designs, documentation, methodologies and processes or data.

A person is “Insolvent” if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act 2001); or

(b)	it has had a Controller (as defined in the Corporations Act 2001) appointed or is in liquidation, in provisional liquidation, under administration or wound up or has had a Receiver (as defined in the Corporations Act 2001) appointed to any part of its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement); or

(d)	an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

(e)	it is taken (under section 459F(1) of the Corporations Act 2001) to have failed to comply with a statutory demand; or

(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act 2001 (or it makes a statement from which another party to this agreement reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.

Intellectual Property means all intellectual property rights, including the following rights:

(a)	patents, copyright, rights in circuit layouts, designs, moral rights, trade and service marks (including goodwill in those marks), domain names and trade names and any right to have confidential information kept confidential;

(b)	any application or right to apply for registration of any of the rights referred to in paragraph (a); and

(c)	all rights of a similar nature to any of the rights in paragraphs (a) and (b) that may subsist anywhere in the world (including Australia),

whether or not such rights are registered or capable of being registered.

14.2	References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a)	(variations or replacement): a document (including this agreement) includes any variation or replacement of it;

(b)	(reference to statutes): a statute, ordinance, Code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	(singular includes plural): the singular includes the plural and vice versa;

(d)	(person): the word “person” includes an individual, a firm, a body corporate or politic, a partnership, joint venture, an unincorporated body or association, or any government agency;

(e)	(reference to a group of persons): a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(f)	(calculation of time): if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(g)	(reference to a day): a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(h)	(meaning not limited): the words “include”, “including”, “for example” or “such as” are not used as, nor are they to be interpreted as, words of limitation, and, when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(i)	(next day): if an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day;

(j)	(next business day): if an event under this agreement must occur on a stipulated day which is not a business day the stipulated day will be taken to be the next business day;

(k)	(other grammatical forms): where a word or phrase is given a particular meaning other parts of speech or grammatical forms of that word or phrase have corresponding meanings;

(l)	(obligations not to do): an obligation not to do something includes an obligation not to cause, facilitate or permit it to be done; and

(m)	(reference to anything): anything (including any amount) is a reference to the whole and each part of it.

14.3	Headings

Headings are for convenience only and do not affect the interpretation of this agreement.

In witness whereof the Parties have executed this document as a Deed.

SIGNED, SEALED AND DELIVERED as a Deed.

Executed by INNOVATION BEVERAGE GROUP LTD ACN 625 701420

in accordance with section 127 of the

Corporations Act 2001:

Director	Director Director/Company Secretary

Sahil Beri
Print Name	Print Name

Executed by Daniel Joseph Lanskey in the presence of:

Signature of witness

CL HILL
Name of Witness